As filed with the Securities and Exchange Commission on March [23], 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WEAVE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	26-3302902
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1331 W Powell Way
Lehi, Utah 84043
(Address of Principal Executive Offices) (Zip Code)

Weave Communications, Inc. 2021 Equity Incentive Plan
Weave Communications, Inc. 2021 Employee Stock Purchase Plan
(Full Title of the Plans)

Roy Banks
Chief Executive Officer
Weave Communications, Inc.
1331 W Powell Way
Lehi, Utah 84043
(Name and Address of Agent for Service)
(888) 579-5668
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Scott M. Iyama, Esq.
William L. Hughes, Esq.
Niki Fang, Esq.
Orrick, Herrington & Sutcliffe LLP
405 Howard Street
San Francisco, CA 94105
Tel: (415) 773-5700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, Weave Communications, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 3,216,231 additional shares of its common stock under its 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 Plan on January 1, 2022, and (ii) 643,246 additional shares of its common stock under its 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the provisions of the 2021 ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 ESPP on January 1, 2022. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 (File No. 333-261029) filed with the Commission on November 12, 2021. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.
PART II
Item 8.Exhibits.
The following documents are filed as exhibits to this Registration Statement.

Exhibit No.	Description of Exhibit

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP*
23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)*
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm*
24.1	Power of Attorney (included in the signature page to this Registration Statement)*
99.1
Weave Communications, Inc. 2021 Equity Incentive Plan and related forms of award agreements thereunder (incorporated by reference to Exhibit 10.3 to the Registrant’s Form S-1, filed with the Commission on November 2, 2021)

99.2	Weave Communications, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Form S-1, filed with the Commission on November 2, 2021)
107	Filing Fee Table*
__________________________
* Filed herewith.
I-1

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lehi, Utah, on March 23, 2022.

WEAVE COMMUNICATIONS, INC.

By:	/s/ Roy Banks
Name: Roy Banks
Title: Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Roy Banks, Alan Taylor and Wendy Harper, and each of them, such individual’s true and lawful attorneys-in-fact and agents with full power of substitution, for such individual and in such individual’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such individual might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof. This Power of Attorney may be signed in one or more counterparts.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Roy Banks	Chief Executive Officer and Director (principal executive officer)	March 23, 2022
Roy Banks
/s/ Alan Taylor	Chief Financial Officer (principal financial and accounting officer)	March 23, 2022
Alan Taylor
/s/ David Silverman	Director	March 23, 2022
David Silverman
/s/ Tyler Newton	Director	March 23, 2022
Tyler Newton
/s/ Blake G Modersitzki	Director	March 23, 2022
Blake G Modersitzki
/s/ Brett White	Director	March 23, 2022
Brett White
/s/ Stuart C. Harvey Jr.	Director and Chairperson of the Board of Directors	March 23, 2022
Stuart C. Harvey Jr.
/s/ Debora Tomlin	Director	March 23, 2022
Debora Tomlin